Sheet1

Merrill Lynch U.S.A. Government Reserves
File Number: 811-3534
CIK Number: 704957
For the Period Ending: 08/31/2000

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the year ended August 31, 2000.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

09/07/1999	$6,000	U.S. Treasury Note	5.75%	09/30/1999

Last Updated on 10/26/2000
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